Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan of our reports dated March 3, 2014, with respect to the consolidated financial statements of Amicus Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Amicus Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metropark, New Jersey

April 10, 2014